UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2009

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 27, 2009 the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) approved a form of Amendment (the “Amendment”) to the Restricted Stock Unit Agreements entered on February 25, 2008 between the Company and certain employees, including Mark Hausberg, Christopher J. Klein, Craig P. Omtvedt and Mark A. Roche (the “RSU Agreements”). The RSU Agreements provided supplemental retention grants consisting of Restricted Stock Unit Awards (“RSUs”). As previously disclosed in the Company’s Form 8-k filed on February 28, 2008, the RSU awards were made in the following amounts: Mark Hausberg, 5,100; Christopher J. Klein, 13,200; Craig P. Omtvedt, 19,500, and Mark A. Roche 12,900. The Amendments provide that the executive officers must defer receipt of the RSU awards until January 31 of the calendar year immediately following the calendar year in which the Company determines that it can deduct the cost of the RSUs under Federal tax laws and regulations. The Amendment also removes the performance goals previously required under the RSU Agreements allowing the Company to deduct the payments. The executives are still required to remain employed with the Company through December 31, 2010 to receive the RSU awards.

On July 27, 2009, the Compensation Committee approved an incentive award for certain employees, including Bruce A. Carbonari, Mark Hausberg, Christopher J. Klein, Craig P. Omtvedt and Mark A. Roche under the Company’s 2007 Long-Term Incentive Plan for the performance period July 1, 2009 to December 31, 2010. The Compensation Committee also approved a form of Performance Share Award Agreement to be entered into between the Company and each of these executive officers to provide for these awards. The Compensation Committee set performance share award goals in connection with the July 2009-December 2010 performance period, which are contingent upon the Company achieving specified cumulative diluted earnings per share targets over the performance period. Executive officers will be paid the target number of shares if the Company achieves 100% of the target cumulative earnings per share. If the minimum cumulative earnings per share goals are achieved, executives will receive 65% of the target award.

The target number of shares is: 56,800 for Mr. Carbonari; 6,300 for Mr. Hausberg; 17,100 for Mr. Klein; 22,300 for Mr. Omtvedt; and 14,700 for Mr. Roche.

On July 27, 2009, the Compensation Committee also approved a long-term incentive award for Mr. Carbonari under the Company’s 2007 Long-Term Incentive Plan for the performance period July 1, 2009 to June 30, 2011. The Compensation Committee approved a Performance Award Agreement to be entered with Mr. Carbonari providing for the payment of an award up to $2,000,000, provided that certain performance goals are met during the performance period. One-half of the value of the award will be paid in the form of Company common stock and one-half will be paid in the form of cash. The number of shares awarded will be based on the fair market value of the Company’s common stock as of the date of the payment, rounded to the nearest whole share. The Compensation Committee approved performance goals based on the first six months of the performance period, which are contingent upon the Company achieving specified diluted earnings per share before charges/gains. If this goal is met, Mr. Carbonari will be eligible to receive up to the maximum value ($2,000,000) under the Award, which will vest in 50% increments on August 1, 2010 and August 1, 2011, respectively, subject to his continued employment and his satisfaction of additional goals for the performance period. The additional goals will be related to market share, shareholder return and specific objectives within each of the Company’s three primary businesses. The Committee, in its sole discretion, may elect to award less than the maximum value available under the award (or nothing) based upon its assessment of Mr. Carbonari’s performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Elizabeth R. Lane
Name:	Elizabeth R. Lane
Title:	Vice President - Human Resources

Date: July 31, 2009